CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into the Prospectus/Proxy Statement (the "Prospectus/Proxy") and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of Evergreen Money Market Fund of our report dated October 18, 1996 on the financial statements and financial highlights appearing in the August 31, 1996 Annual Report to Shareholders of Evergreen Money Market Fund, which is also incorporated by reference into the Registration Statement.

We also consent to the reference to our Firm under the heading "Financial Statements and Experts" in the Prospectus/Proxy and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information both dated October 31, 1996, as amended May 20, 1997 for the Evergreen Money Market Fund which are also incorporated by reference into the Prospectus/Proxy.

Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036
May 22, 1997